UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into Material Definitive Agreement.

On November 30, 2021, IO Biotech ApS, a wholly-owned subsidiary of IO Biotech, Inc. (together with IO Biotech ApS, the “Company”), entered into a Clinical Trial Collaboration and Supply Agreement (the “CTCSA”) with MSD International GmbH (“MSDIG”) and MSD International Business GmbH (“MSDIBG” and together with MSDIG, “MSD”). Under the CTCSA, the Company will collaborate with MSD regarding the conduct of the Company’s international Phase II trial for the Company’s compounds, IO102 and IO103, in combination with MSD’s pembrolizumab, a humanized anti-human PD-1 monoclonal antibody, for the treatment of metastatic non-small cell lung cancer, squamous cell carcinoma of head and neck or metastatic urothelial bladder cancer (the “Study”). Under the CTCSA, the Company will act as the sponsor of the Study at our cost, and MSD will supply pembrolizumab for use in the Study. Neither party will have any obligation to reimburse costs incurred by the other party in connection with the Study or the supply of pembrolizumab, except upon certain breach or early termination events.

The CTCSA will remain in effect until the Company provides MSD with the top-line results and a final report of the results, promptly after the Study is completed, unless terminated earlier by either party for the other party’s material breach if such party fails to cure such breach within the specified cure period, or upon certain other occurrences specified in the CTCSA.

The foregoing description of the CTCSA does not purport to be complete and is subject to, and qualified by, the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The CTCSA is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the CTCSA were made only for purposes of the CTCSA as of specific dates indicated therein, were solely for the benefit of the parties to the CTCSA, and may be subject to limitations agreed upon by the parties.

Item 8.01.	Other Events.

On December 6, 2021, the Company issued a press release announcing its entry into the CTCSA. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1*	Clinical Trial Collaboration and Supply Agreement by and among IO Biotech ApS, MSD International GmbH, and MSD International Business GmbH, dated as of November 30, 2021

99.1	Press Release, dated as of December 6, 2021

*	Portions of the exhibit have been omitted because it is both not material and is the type of information that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: December 6, 2021	By:	/s/ Mai-Britt Zocca
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer